Equity Bancshares, Inc. Exhibit 99.1

PRESS RELEASE

Equity Bancshares, Inc. Third Quarter Results Highlighted by Balance Sheet and Net Interest Margin Expansion

Company Completed Acquisition of NBC Oklahoma, Adding Seven Locations

WICHITA, Kansas, October 14, 2025 (BUSINESSWIRE) – Equity Bancshares, Inc. (NYSE: EQBK), (“Equity”, “the Company,” “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, reported a net loss of $29.7 million or $1.55 per diluted share for the quarter ended September 30, 2025. Adjusting for pre-tax expenses associated with our merger with NBC Corp of Oklahoma ("NBC"), losses realized on the repositioning of our bond portfolio and double-count provisioning for NBC loans pre-tax income was $28.4 million. Tax effecting at 21%, adjusted net income was $22.5 million, or $1.17 per diluted share.

“Our Company continued to execute in the third quarter of 2025 as we closed and integrated our merger with NBC, announced a definitive agreement with Frontier Holdings LLC ("Frontier"), reissued subordinated debt, repositioned the remainder of our investment portfolio and continued to service our customers and our communities," said Brad S. Elliott, Chairman and CEO of Equity. “Our accomplishments in the quarter and throughout 2025 position our Company for continued success as we execute on our mission to empower our employees, customers and communities.

“I couldn’t be more proud of our employees and partners. Transformational quarters like these are not possible without excellent operators committing to accomplishing significant tasks,” Mr. Elliott continued. “Our teams are motivated to realize the benefits of our continued expansion efforts and to continue driving our organization forward.”

Notable Items:

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For the third quarter 2025, net interest margin was 4.45%, expanding 28 basis points linked quarter. Normalizing for acquisition accounting accretion at 12 basis points and removing the benefit of nonaccrual loans, margin would have been 4.35%.
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The Company closed on our merger with NBC during the quarter. The opening balance sheet contributed $664.6 million in loan balances and $807.1 million in deposit balances. Following realization of all acquisition accounting adjustments, including the addition of $11.2 million in core deposit intangible, the Company recognized goodwill of $24.5 million.
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Book value per share increased to $37.25 from $36.27, while tangible book value per share decreased to $31.69 from $32.17, or 1.5%. Tangible common equity to tangible common assets closed the quarter at 9.69%.
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During the quarter, the Company sold $436.3 million in fair value of securities, realizing a pre-tax loss of $53.4 million. Proceeds of the sale have been re-deployed in securities or held in cash improving yield on the underlying assets from approximately 2.20% to 5.00%.
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Loan balances closed the period at $4.3 billion, while average loan balances for the quarter were $4.2 billion. Excluding the net impact of loans acquired from NBC, loans grew during the quarter by $3.3 million and $103.2 million year to date. Including NBC balances, loans are up 18.5% in the quarter and 21.9% year to date.
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Deposit balances, excluding NBC and brokered accounts, increased $37.2 million. Brokered deposits declined from 3.26% of total deposits to 3.00%.
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During the quarter, the Company realized net charge-offs of $1.1 million, or 0.10% annualized. Year to date net charge-offs were $1.8 million, or 0.06% annualized. Reserves closed the quarter at 1.25% of outstanding balances, materially consistent quarter over quarter.
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The Company announced a $0.18 dividend on outstanding common shares as of September 30, 2025, a 20% increase relative to our prior quarterly dividend. We also renewed our share repurchase program for the period beginning October 1, 2025 and ending September 30, 2026.

Equity Bancshares, Inc.

PRESS RELEASE

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During the quarter the Company announced our entrance into a definitive merger agreement with Frontier, the parent company of Frontier Bank headquartered in Omaha, Nebraska. This transaction would represent the Company’s entrance into the Nebraska market adding seven locations, loans of $1.3 billion and deposits of $1.1 billion based on June 30, 2025 regulatory reporting.

Financial Results for the Quarter Ended September 30, 2025

Net loss allocable to common stockholders was $29.7 million, or $(1.55) per diluted share, as compared to net income allocable to common stockholders of $15.3 million, or $0.86 per diluted share in the prior quarter. The drivers of the periodic change are discussed in detail in the following sections. Excluding merger expenses, provisioning for acquired loan assets, and the cost realized in repositioning the bond portfolio pre-tax earnings were $28.4 million. Tax effected at 21% results in core net income of $22.5 million, or $1.17 per diluted share.

Net Interest Income

Net interest income was $62.5 million for the period, as compared to $49.8 million in the previous quarter. The increase was primarily driven by the addition of assets from the NBC merger which closed on July 2, 2025. The repositioning of investments was completed in the second half of the quarter, with benefits expected to be fully realized in future periods.

Average interest-bearing liabilities as a percentage of average interest earning assets declined to 74.2%, while total average interest earning assets increased $783.2 million during the quarter. Yield on interest earning assets increased by 27 basis points, while cost of interest bearing liabilities increased 3 basis points, both primarily attributable to the acquisition of NBC.

Provision for Credit Losses

During the quarter, there was a provision of $6.2 million compared to $19 thousand in the previous quarter. The primary driver of the periodic change was the addition of non-purchased credit deteriorated loans from the NBC merger. As of the end of the quarter, these loans had balances of $631.2 million and contributed $6.2 million to the allowance for credit losses all of which required funding through provision in the quarter. Exclusive of these assets there would not have been any provisioning during the quarter as charge-offs were predominantly on loans with specific reserves at the end of the previous quarter and loan balances were materially consistent.

During the quarter, the bank realized net charge-offs of $1.1 million as compared to $573 thousand, realizing an annualized ratio of charge-offs to average loans of 10 basis points. Year to date, the bank has realized net charge-offs $1.8 million or 6 basis points of average loans on an annualized basis.

At the close of the quarter, the ratio of allowance for credit losses to gross loans held for investment was 1.25%. The Company continues to estimate the allowance for credit loss with assumptions that anticipate slower prepayment rates and continued market disruption caused by trade policy, elevated inflation, supply chain issues and the impact of monetary policy on consumers and businesses.

Non-Interest Income

Total non-interest income for the quarter included a loss of $53.4 million on the sale of securities related to our repositioning during the quarter. Excluding this amount, adjusted non-interest income was $8.9 million for the quarter, as compared to $8.6 million linked quarter an increase of $284 thousand, or 3.3%. The periodic change was driven by the addition of NBC during the quarter and realized in service revenues including treasury, debit card, credit card, mortgage and trust and wealth management.

Equity Bancshares, Inc.

PRESS RELEASE

Non-Interest Expense

Total non-interest expense for the quarter was $49.1 million as compared to $40.0 million for the previous quarter. Adjusting for merger expenses in both periods, non-interest expense increased $3.3 million, or 8.3%. The increase during the period is primarily attributable to the addition of NBC at the beginning of the quarter. System conversions for NBC took place at the end of August. Exclusive of merger expenses, annualized non-interest expense as a percentage of average assets declined 20 basis points to 2.8%.

Also included in non-interest expense for the quarter were losses related to the disposition of other real estate owned totaling $777 thousand.

Income Tax Expense

At September 30, 2025, the effective tax rate for the quarter was 20.5% as compared to a rate of 16.9% for the quarter ended June 30, 2025. The year-to-date tax rate is not meaningful through September 30, 2025 compared to 18.6% at June 30, 2025.

The increase in the quarter over quarter tax rate (indicating a greater tax benefit with a pre-tax loss) was the result of additional tax benefits associated with the loss on the sale of bonds, generating pre-tax losses in the current quarter in conjunction with the reversal of tax expense booked in previous quarters offset by return to provision adjustments related to the 2024 federal income tax return. The anticipated tax rate for the full year with the loss on the sale of the bonds is anticipated to be between 17% and 19%.

Loans, Total Assets and Funding

Loans held for investment were $4.3 billion at period end, increasing $667.9 million during the quarter. At merger close, NBC contributed loans held for investment of $664.6 million. Excluding these balances, loan held for investment grew $3.3 million in the quarter and $103.3 million year to date. Total assets closed the quarter at $6.4 billion, a $982.4 million increase from prior quarter end.

Total deposit balances closed the quarter at $5.1 billion as compared to $4.2 billion as of the previous quarter end, an increase of $859.9 million, or 20.3%. NBC contributed balances of $808.0 million as of the close date and brokered deposits increased $14.6 million. Excluding these items, organic deposit growth during the quarter was $37.3 million. Brokered deposits closed the quarter at 3.0% of total deposits down from 3.3% linked quarter.

Asset Quality

Nonperforming assets were $52.6 million, or 0.8% of total assets, compared to $45.7 million as of the end of the previous quarter, or 0.9% of total assets. Non-accrual loans were $48.6 million, as compared to $42.6 million at the end of the previous quarter. Total classified assets, including loans rated special mention or worse, other real estate owned, excluding previous branch locations, and other repossessed assets were $82.9 million, or 12.4% of regulatory capital, up from $71.0 million, or 11.4% of regulatory capital as of the end of the previous quarter. The periodic increase in nonaccrual and classified assets is attributable to our acquisition of NBC, contributing $7.0 million in nonaccrual balances and $16.7 million in classified assets.

Capital

Quarter over quarter, book capital increased $76.3 million to $711.9 million. The increase is reflective of the capital issued to facilitate the NBC transaction in addition to current period earnings exclusive of losses realized on the repositioning of our investment portfolio. Tangible book value and Tangible book value per share closed the quarter at $605.6 million and $31.69, down from $32.17 linked quarter. The decline reflects the impact of the NBC transaction.

Equity Bancshares, Inc.

PRESS RELEASE

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 12.9%, the total capital to risk-weighted assets was 16.1% and the total leverage ratio was 10.4% at September 30, 2025. At June 30, 2025, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 15.0%, the total capital to risk-weighted assets ratio was 16.8% and the total leverage ratio was 12.1%.

Equity Bank's ratio of common equity tier 1 capital to risk-weighted assets was 13.2%, total capital to risk-weighted assets was 14.3% and the total leverage ratio was 10.3% at September 30, 2025. At June 30, 2025, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 14.4%, the ratio of total capital to risk-weighted assets was 15.6% and the total leverage ratio was 11.1%.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended. To improve the comparability of the ratio to our peers, non-core items are excluded. To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Core income calculations are a non-GAAP measure that management believes is an effective alternative measure of how efficiently the company utilizes its asset base. Core income is calculated by adjusting GAAP income by non-core gains and losses and excluding non-core expenses, net of tax, as outlined in the table below. We calculate (a) core net income (loss) allocable to common stockholders plus merger expenses, tax effected non-core items, goodwill impairment and BOLI tax adjustment, less gain (loss) from securities transactions; (b) adjusted operating net income as net income (loss) allocable to common stockholders plus adjusted non-core items, tax effected non-core items and BOLI tax adjustments

Core return on average assets before income tax provision and provision for loan losses is a measure that the Company uses to understand fundamental operating performance before these expenses. Used as a ratio relative to average assets, we believe it demonstrates “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base. Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Core return on average equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate by taking core net income allocable to common stockholders divided by a simple average of net income and core net income plus average stockholders' equity. For return on average equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

Core earnings per share is a non-GAAP financial measures we calculate by taking GAAP net income less non-core impacts to net income to arrive at core net income and core diluted earnings per share. This financial measure is used by financial statement users to evaluate the core financial performance of the Company

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is

Equity Bancshares, Inc.

PRESS RELEASE

deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their non-GAAP financial measures and supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 6 in the following press release tables.

Conference Call and Webcast

Equity’s Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Chris Navratil, will hold a conference call and webcast to discuss third quarter results on Wednesday, October 15, 2025, at 10 a.m. eastern time or 9 a.m. central time.

Those wishing to participate in the conference call should call the applicable number below and reference the Access Code below.

United States (Local): +1 646 844 6383

United States (Toll-Free): +1 833 470 1428

Global Dial-In Numbers

Access Code: 090340

To eliminate wait times, conference call participants may pre-register using this registration link. After registering, a confirmation with access details will be sent via email.

A replay of the call and webcast will be available two hours following the close of the call until October 31, 2025, accessible at investor.equitybank.com. Webcast URL: https://events.q4inc.com/attendee/114655136

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the New York Stock Exchange. under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “positioned,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and

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bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; the possibility that the expected benefits related to the proposed transaction with Frontier Bank (“Frontier”) may not materialize as expected; the proposed transaction not being timely completed, if completed at all; prior to the completion of the proposed transaction, the business of Frontier experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities, difficulty retaining key employees; the ability to obtain regulatory approval of the Frontier transactions; and the ability to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2025, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Important Additional Information

In connection with the proposed merger of Equity and Frontier, Equity intends to file with the SEC a registration statement on Form S-4 to register the shares of Equity’s common stock to be issued to the members of Frontier. The registration statement will include a proxy statement/prospectus, which will be sent to the members of Frontier seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT EQUITY, FRONTIER AND THE PROPOSED TRANSACTION.

The documents filed by Equity with the SEC may be obtained free of charge at Equity’s investor relations website at investor.equitybank.com or at the SEC’s website at www.sec.gov. Alternatively, these documents, when available, can be obtained free of charge from Equity upon written request to Equity Bancshares, Inc., Attn: Investor Relations, 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207 or by calling (316) 612-6000.

No Offer or Solicitation

This press release shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended.

Equity Bancshares, Inc.

PRESS RELEASE

Investor Contact:

Brian J. Katzfey

VP, Director of Corporate Development and Investor Relations

Equity Bancshares, Inc.

(316) 858-3128

bkatzfey@equitybank.com

Media Contact:

Russell Colburn

Public Relations and Communication Manager

Equity Bancshares, Inc.

(913) 583-8011

rcolburn@equitybank.com

Equity Bancshares, Inc.

PRESS RELEASE

Unaudited Financial Tables

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Table 1. Consolidated Statements of Income
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Table 2. Quarterly Consolidated Statements of Income
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Table 3. Consolidated Balance Sheets
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Table 4. Selected Financial Highlights
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Table 5. Year-To-Date Net Interest Income Analysis
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Table 6. Quarter-To-Date Net Interest Income Analysis
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Table 7. Quarter-Over-Quarter Net Interest Income Analysis
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Table 8. Non-GAAP Financial Measures

Equity Bancshares, Inc.

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TABLE 1. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	Three Months Ended September 30,		Nine Months ended September 30,
	2025	2024	2025	2024
Interest and dividend income
Loans, including fees	$76,911	$62,089	$202,776	$182,436
Securities, taxable	9,416	9,809	27,351	29,862
Securities, nontaxable	307	400	1,042	1,192
Federal funds sold and other	4,464	2,667	8,800	8,374
Total interest and dividend income	91,098	74,965	239,969	221,864
Interest expense
Deposits	24,990	23,679	64,457	69,196
Federal funds purchased and retail repurchase agreements	263	261	730	893
Federal Home Loan Bank advances	1,741	3,089	6,881	8,022
Federal Reserve Bank borrowings	—	—	—	1,361
Subordinated debt	1,619	1,905	5,322	5,703
Total interest expense	28,613	28,934	77,390	85,175

Net interest income	62,485	46,031	162,579	136,689
Provision (reversal) for credit losses	6,228	1,183	8,969	2,448
Net interest income after provision (reversal) for credit losses	56,257	44,848	153,610	134,241
Non-interest income
Service charges and fees	2,522	2,424	6,763	7,534
Debit card income	2,953	2,665	8,509	7,733
Mortgage banking	62	287	380	720
Increase in value of bank-owned life insurance	1,393	1,344	6,307	3,083
Net gain on acquisition and branch sales	—	831	—	2,131
Net gains (losses) from securities transactions	(53,352)	206	(53,328)	222
Other	1,943	1,560	5,809	8,583
Total non-interest income	(44,479)	9,317	(25,560)	30,006
Non-interest expense
Salaries and employee benefits	22,773	18,494	62,462	54,418
Net occupancy and equipment	4,317	3,478	11,474	10,800
Data processing	4,887	5,152	15,028	15,016
Professional fees	1,670	1,487	4,558	4,657
Advertising and business development	1,305	1,368	3,857	3,897
Telecommunications	630	660	1,805	1,887
FDIC insurance	653	660	1,747	1,821
Courier and postage	744	686	2,377	1,912
Free nationwide ATM cost	582	544	1,642	1,569
Amortization of core deposit intangibles	1,182	1,112	3,243	3,229
Loan expense	330	143	740	447
Other real estate owned and repossessed assets, net	797	(7,667)	1,001	(7,658)
Loss on debt extinguishment	—	—	1,361	—
Merger expenses	6,163	618	6,584	4,461
Other	3,049	3,593	10,254	9,895
Total non-interest expense	49,082	30,328	128,133	106,351
Income (loss) before income tax	(37,304)	23,837	(83)	57,896
Provision for income taxes (benefit)	(7,641)	3,986	(725)	12,261
Net income (loss) and net income (loss) allocable to common stockholders	$(29,663)	$19,851	$642	$45,635
Basic earnings (loss) per share	$(1.55)	$1.30	$0.04	$2.98

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Diluted earnings (loss) per share	$(1.55)	$1.28	$0.04	$2.95
Weighted average common shares	19,129,726	15,258,822	18,051,688	15,310,888
Weighted average diluted common shares	19,129,726	15,497,446	18,201,716	15,467,930

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TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Interest and dividend income
Loans, including fees	$76,911	$62,868	$62,997	$63,379	$62,089
Securities, taxable	9,416	8,821	9,114	9,229	9,809
Securities, nontaxable	307	358	377	387	400
Federal funds sold and other	4,464	2,140	2,196	1,984	2,667
Total interest and dividend income	91,098	74,187	74,684	74,979	74,965
Interest expense
Deposits	24,990	20,090	19,377	21,213	23,679
Federal funds purchased and retail repurchase agreements	263	219	248	258	261
Federal Home Loan Bank advances	1,741	2,224	2,916	2,158	3,089
Subordinated debt	1,619	1,852	1,851	1,877	1,905
Total interest expense	28,613	24,385	24,392	25,506	28,934

Net interest income	62,485	49,802	50,292	49,473	46,031
Provision (reversal) for credit losses	6,228	19	2,722	98	1,183
Net interest income after provision (reversal) for credit losses	56,257	49,783	47,570	49,375	44,848
Non-interest income
Service charges and fees	2,522	2,177	2,064	2,296	2,424
Debit card income	2,953	3,052	2,504	2,513	2,665
Mortgage banking	62	212	106	141	287
Increase in value of bank-owned life insurance	1,393	1,321	3,593	1,883	1,344
Net gain on acquisition and branch sales	—	—	—	—	831
Net gains (losses) from securities transactions	(53,352)	12	12	(2)	206
Other	1,943	1,815	2,051	1,985	1,560
Total non-interest income	(44,479)	8,589	10,330	8,816	9,317
Non-interest expense
Salaries and employee benefits	22,773	19,735	19,954	18,368	18,494
Net occupancy and equipment	4,317	3,482	3,675	3,571	3,478
Data processing	4,887	5,055	5,086	4,988	5,152
Professional fees	1,670	1,361	1,527	1,846	1,487
Advertising and business development	1,305	1,208	1,344	1,469	1,368
Telecommunications	630	588	587	614	660
FDIC insurance	653	464	630	662	660
Courier and postage	744	834	799	687	686
Free nationwide ATM cost	582	547	513	558	544
Amortization of core deposit intangibles	1,182	1,016	1,045	1,060	1,112
Loan expense	330	281	129	154	143
Other real estate owned and repossessed assets, net	797	103	101	133	(7,667)
Loss on debt extinguishment	—	1,361	—	—	—
Merger expenses	6,163	355	66	—	618
Other	3,049	3,611	3,594	3,696	3,593
Total non-interest expense	49,082	40,001	39,050	37,806	30,328
Income (loss) before income tax	(37,304)	18,371	18,850	20,385	23,837
Provision for income taxes (benefit)	(7,641)	3,107	3,809	3,399	3,986
Net income (loss) and net income (loss) allocable to common stockholders	$(29,663)	$15,264	$15,041	$16,986	$19,851
Basic earnings (loss) per share	$(1.55)	$0.87	$0.86	$1.06	$1.30

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Diluted earnings (loss) per share	$(1.55)	$0.86	$0.85	$1.04	$1.28
Weighted average common shares	19,129,726	17,524,296	17,490,062	16,020,938	15,258,822
Weighted average diluted common shares	19,129,726	17,651,298	17,666,834	16,262,965	15,451,545

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TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
ASSETS
Cash and due from banks	$699,165	$365,957	$431,131	$383,503	$217,681
Federal funds sold	245	247	251	244	17,802
Cash and cash equivalents	699,410	366,204	431,382	383,747	235,483
Interest-bearing time deposits in other banks	574	—	—	—	—
Available-for-sale securities	903,858	973,402	950,453	1,004,455	1,041,000
Held-to-maturity securities	5,243	5,236	5,226	5,217	5,408
Loans held for sale	617	217	338	513	901
Loans, net of allowance for credit losses(1)	4,215,118	3,555,458	3,585,804	3,457,549	3,557,435
Other real estate owned, net	3,147	4,621	4,464	4,773	2,786
Premises and equipment, net	132,857	117,533	117,041	117,132	117,013
Bank-owned life insurance	146,891	133,638	132,317	133,032	131,670
Federal Reserve Bank and Federal Home Loan Bank stock	33,713	34,835	31,960	27,875	34,429
Interest receivable	34,751	26,243	26,791	28,913	28,398
Goodwill	77,573	53,101	53,101	53,101	53,101
Core deposit intangibles, net	22,895	12,908	13,924	14,969	16,029
Other	79,540	90,441	93,299	100,771	131,580
Total assets	$6,356,187	$5,373,837	$5,446,100	$5,332,047	$5,355,233
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$1,147,201	$912,898	$949,791	$954,065	$967,858
Total non-interest-bearing deposits	1,147,201	912,898	949,791	954,065	967,858
Demand, savings and money market	2,882,625	2,494,285	2,614,110	2,684,197	2,468,956
Time	1,064,943	827,735	841,463	736,527	926,130
Total interest-bearing deposits	3,947,568	3,322,020	3,455,573	3,420,724	3,395,086
Total deposits	5,094,769	4,234,918	4,405,364	4,374,789	4,362,944
Federal funds purchased and retail repurchase agreements	42,220	36,420	36,772	37,246	38,196
Federal Home Loan Bank advances and Federal Reserve Bank borrowings	341,378	383,676	236,734	178,073	295,997
Subordinated debt	98,174	24,125	97,620	97,477	97,336
Contractual obligations	16,664	17,289	9,398	12,067	19,683
Interest payable and other liabilities	51,090	41,773	42,888	39,477	37,039
Total liabilities	5,644,295	4,738,201	4,828,776	4,739,129	4,851,195
Commitments and contingent liabilities
Stockholders’ equity
Common stock	249	231	231	230	209
Additional paid-in capital	658,481	587,547	586,251	584,424	494,763
Retained earnings	186,718	219,876	207,282	194,920	180,588
Accumulated other comprehensive income (loss), net of tax	4,720	(40,269)	(44,965)	(55,181)	(40,012)
Treasury stock	(138,276)	(131,749)	(131,475)	(131,475)	(131,510)
Total stockholders’ equity	711,892	635,636	617,324	592,918	504,038
Total liabilities and stockholders’ equity	$6,356,187	$5,373,837	$5,446,100	$5,332,047	$5,355,233

(1) Allowance for credit losses	$53,469	$45,270	$45,824	$43,267	$43,490

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Loans Held For Investment by Type
Commercial real estate	$2,216,180	$1,854,294	$1,863,200	$1,830,514	$1,916,863
Commercial and industrial	907,439	753,339	762,906	658,865	670,665
Residential real estate	590,598	565,755	563,954	566,766	567,063
Agricultural real estate	272,087	226,125	260,683	267,248	259,587
Agricultural	174,517	94,981	94,199	87,339	89,529
Consumer	107,766	106,234	86,686	90,084	97,218
Total loans held-for-investment	4,268,587	3,600,728	3,631,628	3,500,816	3,600,925
Allowance for credit losses	(53,469)	(45,270)	(45,824)	(43,267)	(43,490)
Net loans held for investment	$4,215,118	$3,555,458	$3,585,804	$3,457,549	$3,557,435

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.25%	1.26%	1.26%	1.24%	1.21%
Past due or nonaccrual loans to total loans	1.55%	1.65%	1.17%	1.14%	1.17%
Nonperforming assets to total assets	0.83%	0.85%	0.51%	0.65%	0.60%
Nonperforming assets to total loans plus other real estate owned	1.23%	1.27%	0.77%	0.99%	0.90%
Classified assets to bank total regulatory capital	12.37%	11.39%	10.24%	12.00%	8.32%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$915,928	$961,869	$993,836	$1,012,698	$1,055,833
Total gross loans receivable	4,247,338	3,630,981	3,575,230	3,525,765	3,475,885
Interest-earning assets	5,574,815	4,791,664	4,771,972	4,716,295	4,731,927
Total assets	6,084,961	5,206,950	5,212,417	5,163,166	5,205,017
Interest-bearing deposits	3,838,731	3,264,599	3,221,130	3,280,592	3,309,202
Borrowings	300,402	350,747	418,138	340,042	395,190
Total interest-bearing liabilities	4,139,133	3,615,346	3,639,268	3,620,634	3,704,392
Total deposits	5,004,830	4,183,473	4,143,151	4,243,159	4,275,424
Total liabilities	5,369,642	4,579,847	4,606,500	4,629,939	4,719,549
Total stockholders' equity	715,319	627,103	605,917	533,227	485,468
Tangible common equity*	620,273	554,697	533,528	463,657	414,644

Performance ratios
Return on average assets (ROAA) annualized	(1.93)%	1.18%	1.17%	1.31%	1.52%
Return on average equity (ROAE) annualized	(16.45)%	9.76%	10.07%	12.67%	16.27%
Return on average tangible common equity (ROATCE) annualized*	(18.31)%	11.69%	12.12%	15.30%	19.92%
Yield on loans annualized	7.18%	6.94%	7.15%	7.15%	7.11%
Cost of interest-bearing deposits annualized	2.58%	2.47%	2.44%	2.57%	2.85%
Cost of total deposits annualized	1.98%	1.93%	1.90%	1.99%	2.20%
Net interest margin annualized	4.45%	4.17%	4.27%	4.17%	3.87%
Efficiency ratio*	58.31%	63.62%	62.43%	63.02%	52.59%
Non-interest income / average assets	(2.90)%	0.66%	0.80%	0.68%	0.71%
Non-interest expense / average assets	3.20%	3.08%	3.04%	2.91%	2.32%
Dividend payout ratio	(11.78)%	17.49%	17.81%	15.62%	11.74%
Performance ratios - Core
Core earnings per diluted share*	$1.21	$0.99	$0.90	$1.10	$1.32
Core return on average assets*	1.51%	1.35%	1.24%	1.37%	1.56%
Core return on average equity*	12.47%	11.18%	10.69%	13.29%	16.73%
Core return on average tangible common equity*	14.30%	12.64%	12.14%	15.29%	19.58%

Equity Bancshares, Inc.

PRESS RELEASE

Core non-interest expense / average assets*	2.71%	2.86%	2.94%	2.83%	2.18%
Capital Ratios
Tier 1 Leverage Ratio	10.41%	12.07%	11.76%	11.67%	9.55%
Common Equity Tier 1 Capital Ratio	12.87%	15.07%	14.70%	14.51%	11.37%
Tier 1 Risk Based Capital Ratio	13.38%	15.67%	15.30%	15.11%	11.94%
Total Risk Based Capital Ratio	16.12%	16.84%	18.32%	18.07%	14.78%
Total stockholders' equity to total assets	11.20%	11.83%	11.34%	11.12%	9.41%
Tangible common equity to tangible assets*	9.69%	10.63%	10.13%	9.95%	8.21%
Book value per common share	$37.25	$36.27	$35.23	$34.04	$32.97
Tangible book value per common share*	$31.69	$32.17	$31.07	$30.07	$28.38
Tangible book value per diluted common share*	$31.41	$31.89	$30.80	$29.70	$28.00

* The value noted is considered a Non-GAAP financial measure. For a reconciliation of Non-GAAP financial measures, see Table 8. Non-GAAP Financial Measures.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2025			September 30, 2024
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$790,372	$46,479	7.86%	$643,213	$38,408	7.98%
Commercial real estate	1,528,190	81,363	7.12%	1,400,385	73,339	7.00%
Real estate construction	475,225	28,028	7.89%	400,317	26,350	8.79%
Residential real estate	569,279	20,437	4.80%	579,818	19,935	4.59%
Agricultural real estate	255,618	15,153	7.93%	218,334	11,777	7.21%
Agricultural	103,685	6,379	8.23%	116,520	7,398	8.48%
Consumer	97,943	4,937	6.74%	104,098	5,229	6.71%
Total loans	3,820,312	202,776	7.10%	3,462,685	182,436	7.04%
Securities
Taxable securities	906,754	27,351	4.03%	1,004,367	29,862	3.97%
Nontaxable securities	50,171	1,042	2.78%	60,903	1,192	2.62%
Total securities	956,925	28,393	3.97%	1,065,270	31,054	3.89%
Federal funds sold and other	271,854	8,800	4.33%	211,961	8,374	5.28%
Total interest-earning assets	$5,049,091	239,969	6.35%	$4,739,916	221,864	6.25%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,627,001	43,152	2.20%	$2,535,852	48,090	2.53%
Time deposits	816,748	21,305	3.49%	765,800	21,106	3.68%
Total interest-bearing deposits	3,443,749	64,457	2.50%	3,301,652	69,196	2.80%
FHLB advances	217,150	6,881	4.24%	223,132	8,022	4.80%
Other borrowings	138,847	6,052	5.83%	188,652	7,957	5.63%
Total interest-bearing liabilities	$3,799,746	77,390	2.72%	$3,713,436	85,175	3.06%

Net interest income		$162,579			$136,689
Interest rate spread			3.63%			3.19%

Net interest margin (2)			4.31%			3.85%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2025			September 30, 2024
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$934,768	$18,234	7.74%	$659,697	$13,213	7.97%
Commercial real estate	1,745,714	31,729	7.21%	1,351,407	24,196	7.12%
Real estate construction	505,345	10,109	7.94%	442,857	9,732	8.74%
Residential real estate	575,341	6,849	4.72%	578,702	6,912	4.75%
Agricultural real estate	245,017	5,165	8.36%	251,595	4,365	6.90%
Agricultural	132,095	2,981	8.95%	91,500	1,906	8.29%
Consumer	109,058	1,844	6.71%	100,127	1,765	7.01%
Total loans	4,247,338	76,911	7.18%	3,475,885	62,089	7.11%
Securities
Taxable securities	875,586	9,416	4.27%	995,713	9,809	3.92%
Nontaxable securities	40,342	307	3.02%	60,120	400	2.65%
Total securities	915,928	9,723	4.21%	1,055,833	10,209	3.85%
Federal funds sold and other	411,549	4,464	4.30%	200,209	2,667	5.30%
Total interest-earning assets	$5,574,815	91,098	6.48%	$4,731,927	74,965	6.30%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,876,118	16,394	2.26%	$2,555,916	16,484	2.57%
Time deposits	962,613	8,596	3.54%	753,286	7,195	3.80%
Total interest-bearing deposits	3,838,731	24,990	2.58%	3,309,202	23,679	2.85%
FHLB advances	168,011	1,741	4.11%	252,751	3,089	4.86%
Other borrowings	132,391	1,882	5.64%	142,439	2,166	6.05%
Total interest-bearing liabilities	$4,139,133	28,613	2.74%	$3,704,392	28,934	3.11%

Net interest income		$62,485			$46,031
Interest rate spread			3.74%			3.19%

Net interest margin (2)			4.45%			3.87%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2025			June 30, 2025
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$934,768	$18,234	7.74%	$743,538	$13,922	7.51%
Commercial real estate	1,745,714	31,729	7.21%	1,411,211	25,042	7.12%
Real estate construction	505,345	10,109	7.94%	461,898	9,117	7.92%
Residential real estate	575,341	6,849	4.72%	566,719	6,873	4.86%
Agricultural real estate	245,017	5,165	8.36%	257,947	4,574	7.11%
Agricultural	132,095	2,981	8.95%	93,539	1,732	7.43%
Consumer	109,058	1,844	6.71%	96,129	1,608	6.71%
Total loans	4,247,338	76,911	7.18%	3,630,981	62,868	6.94%
Securities
Taxable securities	875,586	9,416	4.27%	908,331	8,821	3.89%
Nontaxable securities	40,342	307	3.02%	53,538	358	2.68%
Total securities	915,928	9,723	4.21%	961,869	9,179	3.83%
Federal funds sold and other	411,549	4,464	4.30%	198,814	2,140	4.32%
Total interest-earning assets	$5,574,815	91,098	6.48%	$4,791,664	74,187	6.21%
Interest-bearing liabilities
Demand savings and money market deposits	$2,876,118	16,394	2.26%	$2,473,274	13,177	2.14%
Time deposits	962,613	8,596	3.54%	791,325	6,913	3.50%
Total interest-bearing deposits	3,838,731	24,990	2.58%	3,264,599	20,090	2.47%
FHLB advances	168,011	1,741	4.11%	210,224	2,224	4.24%
Other borrowings	132,391	1,882	5.64%	140,523	2,071	5.91%
Total interest-bearing liabilities	$4,139,133	28,613	2.74%	$3,615,346	24,385	2.71%

Net interest income		$62,485			$49,802
Interest rate spread			3.74%			3.50%

Net interest margin (2)			4.45%			4.17%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024

Total stockholders' equity	$711,892	$635,636	$617,324	$592,918	$504,038
Goodwill	(77,573)	(53,101)	(53,101)	(53,101)	(53,101)
Core deposit intangibles, net	(22,895)	(12,908)	(13,924)	(14,969)	(16,029)
Naming rights, net	(5,778)	(5,852)	(5,926)	(957)	(968)
Tangible common equity	$605,646	$563,775	$544,373	$523,891	$433,940
Common shares outstanding at period end	19,111,084	17,527,191	17,522,994	17,419,858	15,288,309
Diluted common shares outstanding at period end	19,279,741	17,680,489	17,673,132	17,636,843	15,497,466
Book value per common share	$37.25	$36.27	$35.23	$34.04	$32.97
Tangible book value per common share	$31.69	$32.17	$31.07	$30.07	$28.38
Tangible book value per diluted common share	$31.41	$31.89	$30.80	$29.70	$28.00

Total assets	$6,356,187	$5,373,837	$5,446,100	$5,332,047	$5,355,233
Goodwill	(77,573)	(53,101)	(53,101)	(53,101)	(53,101)
Core deposit intangibles, net	(22,895)	(12,908)	(13,924)	(14,969)	(16,029)
Naming rights, net	(5,778)	(5,852)	(5,926)	(957)	(968)
Tangible assets	$6,249,941	$5,301,976	$5,373,149	$5,263,020	$5,285,135
Total stockholders' equity to total assets	11.20%	11.83%	11.34%	11.12%	9.41%
Tangible common equity to tangible assets	9.69%	10.63%	10.13%	9.95%	8.21%

Total average stockholders' equity	$715,319	$627,103	$605,917	$533,227	$485,468
Average intangible assets	(95,046)	(72,406)	(72,389)	(69,570)	(70,824)
Average tangible common equity	$620,273	$554,697	$533,528	$463,657	$414,644
Net income (loss) allocable to common stockholders	$(29,663)	$15,264	$15,041	$16,986	$19,851
Net gain on acquisition	—	—	—	—	(831)
Net gain (loss) on securities transactions	53,352	(12)	(12)	2	(206)
Merger expenses	6,163	355	66	—	618
Loss on debt extinguishment	—	1,361	—	—	—
Day 2 Merger provision	6,228	—	—	—	—
Amortization of intangible assets	1,312	1,145	1,144	1,071	1,148
Tax effect of adjustments	(14,082)	(598)	(252)	(225)	(153)
Core net income (loss) allocable to common stockholders	$23,310	$17,515	$15,987	$17,834	$20,427
Return on total average stockholders' equity (ROAE) annualized	(16.45)%	9.76%	10.07%	12.67%	16.27%
Average tangible common equity	$620,273	$554,697	$533,528	$463,657	$414,644
Average impact from core earnings adjustments	26,487	1,126	473	424	288
Core average tangible common equity	$646,760	$555,823	$534,001	$464,081	$414,932
Return on average tangible common equity (ROATCE) annualized	(18.31)%	11.69%	12.12%	15.30%	19.92%
Core return on average tangible common equity (CROATCE) annualized	14.30%	12.64%	12.14%	15.29%	19.58%

Equity Bancshares, Inc.

PRESS RELEASE

Non-interest expense	$49,082	$40,001	$39,050	$37,806	$30,328
Merger expense	(6,163)	(355)	(66)	—	(618)
Amortization of intangible assets	(1,312)	(1,145)	(1,144)	(1,071)	(1,148)
Loss on debt extinguishment	—	(1,361)	—	—	—
Adjusted non-interest expense	$41,607	$37,140	$37,840	$36,735	$28,562
Net interest income	$62,485	$49,802	$50,292	$49,473	$46,031
Non-interest income	(44,479)	8,589	10,330	8,816	9,317
Net gain on acquisition and branch sales	—	—	—	—	(831)
Net gains (losses) from securities transactions	53,352	(12)	(12)	2	(206)
Adjusted non-interest income	$8,873	$8,577	$10,318	$8,818	$8,280
Net interest income plus adjusted non-interest income	$71,358	$58,379	$60,610	$58,291	$54,311
Non-interest expense to net interest income plus non-interest income	272.59%	68.51%	64.42%	64.86%	54.80%
Efficiency ratio	58.31%	63.62%	62.43%	63.02%	52.59%
Total average assets	6,084,961	5,206,950	5,212,417	5,163,166	5,205,017
Core non-interest expense to average assets	2.71%	2.86%	2.94%	2.83%	2.18%

Net income (loss) allocable to common stockholders	$(29,663)	$15,264	$15,041	$16,986	$19,851
Amortization of intangible assets	1,312	1,145	1,144	1,071	1,148
Tax effect of adjustments	(276)	(240)	(240)	(225)	(241)
Adjusted net income allocable to common stockholders	(28,627)	16,169	15,945	17,832	20,758
Net gain on acquisition	—	—	—	—	(831)
Net gain (loss) on securities transactions	53,352	(12)	(12)	2	(206)
Merger expenses	6,163	355	66	—	618
Loss on debt extinguishment	—	1,361	—	—	—
Day 2 Merger provision	6,228	—	—	—	—
Tax effect of adjustments	(13,806)	(358)	(12)	—	88
Core net income (loss) allocable to common stockholders	$23,310	$17,515	$15,987	$17,834	$20,427
Total average assets	$6,084,961	$5,206,950	$5,212,417	$5,163,166	$5,205,017
Total average stockholders' equity	$715,319	$627,103	$605,917	$533,227	$485,468
Weighted average diluted common shares	19,129,726	17,651,298	17,666,834	16,262,965	15,451,545
Diluted earnings (loss) per share	$(1.55)	$0.86	$0.85	$1.04	$1.28
Core earnings per diluted share	$1.21	$0.99	$0.90	$1.10	$1.32
Return on average assets (ROAA) annualized	(1.93)%	1.18%	1.17%	1.31%	1.52%
Core return on average assets	1.51%	1.35%	1.24%	1.37%	1.56%
Return on average equity	(16.45)%	9.76%	10.07%	12.67%	16.27%
Core return on average equity	12.47%	11.18%	10.69%	13.29%	16.73%